EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

USBC, Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001	Other	367,634,098	$0.74	$272,049,232.52	0.00015310	$41,650.74
	Total Offering Amounts					$272,049,232.52		$41,650.74
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$41,650.74

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional common shares as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $0.74, the average of the high ($0.79) and low ($0.69) reported sales prices of the registrant’s common stock on the NYSE American LLC on September 15, 2025.